                                                                EXHIBIT 10.96

                USLD PAY PHONE COMMUNICATIONS SERVICES AGREEMENT
                ------------------------------------------------

       It is agreed ("Agreement"), on the date of execution by USLD below ("Effective Date"), by and between Qwest Communications Corporation, a Delaware corporation ("QWEST"), USLD Communications, Inc., a Texas corporation ("USLD"), with offices at 9311 San Pedro, Suite 100, San Antonio, Texas 78216 (collectively referred to as "Companies"), and PhoneTel Technologies. Inc.. whose address is 1001 Lakeside Avenue, 7"' Floor, , Cleveland, Ohio 44114 ("Subscriber"), as follows:

       Subscriber owns or operates pay phones. Companies provide long distance, operator, customer owned coin operated telephone ("COCOT") access service ("CAS") and other communications services under the QWEST and USLD brands. Subscriber desires to utilize such services and appoints the Companies as its agents in matters pertaining to the communications services indicated herein ("Services"). Subscriber authorizes the Companies to issue necessary orders and coordinate matters relating to the Services. Subscriber acknowledges that, upon implementation of Services hereunder, each Service will be provided by the company specified below. If, during the Term of this Agreement, a different entity begins providing any such Service, the Companies agree to provide notice to Subscriber, and such Services shall be performed in accordance with this Agreement. Such notice may include a notation or logo on the bill or commission statement associated with such Services. Notwithstanding the immediately preceding sentence, any failure by the Companies to provide such notice shall not be construed to be a breach of this Agreement and the Companies shall have no liability to Subscriber. except to the extent that Subscriber is directly and actually prejudiced by such lack of notice. Subscriber may, at any time, make a request to Companies for confirmation of the entity providing such Service.

                                   ARTICLE I
                                   ---------
                                   SERVICES
                                   --------

       The Companies shall arrange or provide the following Services (indicate by checking all applicable boxes) where such Services are offered by the Companies and when such Services originate on pay phones lines identified by Subscriber in writing or by electronic media in a format acceptable to Companies ("identified lines" or "ANIs"):

Yes No

[X]  [  ]     1.1. QWEST DIRECT DIAL (1+) SERVICES. Subscriber selects QWEST as its direct dial provider on the identified lines. For rates and other terms, please see Attachment "A" and Schedule "1" to Attachment "A", if applicable.

[X]  [  ]     1.2. QWEST COCOT ACCESS SERVICES. Subscriber shall exclusively use
              QWEST for CAS on the identified lines. QWEST agrees to resell the incumbent local exchange carriers' ("ILEC") dial tone on the terms and conditions contained in Attachment "B", if applicable.

[X]  [  ]     1.3. USLD ZERO MINUS (0-/00-) AND ZERO PLUS (0+) CALLS. Subscriber
              selects USLD as its operator services provider during the Term of this Agreement. For compensation and other terms, please see
              Attachment "C", if applicable.

[X]  [  ]     1.4. USLD INTERNATIONAL OPERATOR SERVICES. Subscriber hereby requests that USLD provide international operator long distance services ("International Services") for the identified lines. For compensation and other terms, please see Attachment "D". if applicable.

[X]  [  ]     1.5. USLD REPAIR AND REFUND OPERATOR SERVICES. Subscriber and USLD
              agree that USLD will provide operators and origination network to USLD operator centers for repair and refund services from

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              the identified lines. USLD will provide one such call per
              calendar month, per phone free of charge as long as USLD provides the Zero Minus and Zero Plus Calls (paragraph 1.3. above) to the identified lines. Otherwise, Subscriber agrees to reimburse USLD for all such calls at a rate of _____ per call. Subscriber hereby requests that USLD provide information on such requests by [X] electronic bulletin board service, [ ] auto facsimile to (___)___- ____ three (3) times per week, or [ ] mail to the address above once per week. Notwithstanding the foregoing, if Subscriber elects to receive weekly funding of any payments from USLD, Subscriber automatically changes its information source to the electronic bulletin board service.

[ ] [X] 1.6. USLD RESOLUTION SERVICES. Subscriber and USLD agree that USLD shall arrange resolution services for refund calls in the following manner: [ ] check writing, [ ] instant LEC credit, or [ ] call completion. Subscriber agrees to pay for all such Services according to Tariffs and Attachment "E". if applicable.

                                   ARTICLE 2
                                   ---------
                                     RATES
                                     -----

       2.1. TARIFFED SERVICES AND RATES. Companies provide communications services pursuant to various tariffs, including without limitation USLD Tariff F.C.C. No. 1 and 3, QWEST Tariff F.C.C. No. 2 and 3, and other federal tariffs as well as applicable state tariffs (collectively. "Tariff(s)"), which are on file with the Federal Communications Commission and applicable state regulatory bodies, and which may be modified from time to time by the Companies in accordance with law and thereby affect the services and rates furnished Subscriber. The Companies agree to comply with the terms of their respective then effective tariffs. The rates to be charged by Companies and additional terms for the Services ordered above are more fully detailed in the attachments and Tariffs, each of which are incorporated into and made a part of this Agreement ("Rates"). Companies reserve the right to eliminate any service offerings or modify any charges for service offerings. without notice to Subscriber or end-users, at any time.

       2.2. FRAUD AND BAD DEBT. Companies accept no responsibility for fraud. Subscriber is fully responsible for fraud. Companies assume no responsibility for bad debt on CAS and direct dial calls. Subscriber is fully responsible for bad debt on all CAS and direct dial calls. Additionally, any commissions payable to Subscriber are subject to a percentage deduction ("Bad Debt Deduction") for any write-offs on billings. The Bad Debt Deduction includes, without limitation, LEC standard bad debt deductions for unbillable and uncollectible calls. Subscriber is responsible for credits and adjustments granted to billed parties upon request and rating changes required for billings.

    The Bad Debt Deduction will be calculated in one of the following ays:

                  Commission and PIF or     Gross Billable Revenue

                       [x]                       [ ]
                       [ ]                       [ ]


2.3.     [Intentionally left blank]

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                                   ARTICLE 3
                                   ---------
                           OBLIGATIONS OF SUBSCRIBER
                           -------------------------


     3.1. SUBSCRIBER'S INFORMATION. Subscriber is a [X] Corporation, [ ] Partnership, [ ] Sole Proprietorship with a Federal EIN or SSN of 34-146-21-98. If Subscriber is a corporation or partnership, it is duly organized and in good standing under the laws of Ohio. Subscriber represents that the address listed above is its principal office (as filed with governmental authorities), the telephone number is (216) 241-2555. and the facsimile number is (216) 241-2574.

     3.2. SUBSCRIBER'S OBLIGATIONS.

         a. Subscriber represents and warrants that it is now and agrees and covenants that it will remain in compliance with all laws, rules, and regulations relating to Subscriber's obligations in conjunction with this Agreement, including without limitation, provision of information to end-users regarding such Services and provision methods for the caller to use alternative carriers as set forth herein.

         b. Subscriber is solely responsible for ensuring that its pay phones are correctly programmed and labeled.

         c. Subscriber shall provide Companies, in a form and media mutually acceptable to Companies. all information and data required by Companies to provide Services for each location. All pay phones submitted by Subscriber are subject to approval and acceptance by Companies.

         d. During the term of this Agreement, Subscriber agrees to provide to the Companies: i) at least 40,000 interstate calls per month (the "Monthly Interstate Commitment"; and ii) at least 2,400,000 calls (including interstate calls) during the term of this Agreement (the "Term Commitment"). In the event that Subscriber does not satisfy the Monthly Interstate Commitment for any month of this Agreement, then Subscriber shall be deemed to have committed a "Monthly Commitment Breach". In the event that Subscriber does not satisfy the Term Commitment by the expiration of the Initial Term, then this Agreement shall be automatically extended for a period that will end at the earlier of: i) that date which is six (6) months after the expiration of the Initial Term; and ii) that date on which the Term Commitment has been satisfied, (such period sometimes hereinafter the "Extension Term"). If at the expiration of the Extension Term, Subscriber has not satisfied the Term Commitment then Subscriber shall be deemed to have committed a "Term Commitment Breach", PROVIDED HOWEVER THAT IF SUBSCRIBER SHALL HAVE TERMINATED THIS AGREEMENT PURSUANT TO SECTION 4.7 AND THE EFFECTIVE DATE OF SUCH TERMINATION IS PRIOR TO THE EXPIRATION OF EITHER THE INITIAL TERM OR THE EXTENSION TERM, THEN NO TERM COMMITMENT BREACH SHALL BE DEEMED TO HAVE OCCURED. In the event this Agreement is terminated pursuant to
Section 4.7, then Subscriber shall have no obligation to satisfy any Monthly Interstate Commitment that would, but for such termination, arise after the effective date of such termination.

         e. If, with respect to any one or more months during the term of this Agreement, Subscriber is deemed to have committed a Monthly Commitment Breach, then for each such month for which a Monthly Commitment Breach occurs, Subscriber shall pay to the Companies, within thirty (30) days of invoice, an amount equal to the product that results by multiplying (x) the difference between 40,000 and the actual number of interstate calls provided by Subscriber to the Companies during such month and (y)

         f. If, during the term of this Agreement, a Monthly Commitment Breach occurs for any three (3) consecutive months, then each of the percentage rates set forth in Schedule 1 to Attachment C shall be immediately decreased by five
(5) percentage points for the remainder of the term of this Agreement.

     3.3. PAYMENT OF INVOICE. Subscriber agrees to pay Companies or its affiliates within thirty (30) days of the invoice date for all Services provided to or on behalf of Subscriber. Any applicable federal, state, or local use, excise, sale or privilege taxes, duties or similar liabilities, chargeable to or against Companies because of the Services provided to Subscriber as well as any disbursements or expenses under paragraphs 1.5 and 1.6 above shall also be charged to and be payable by Subscriber. Companies may offset any amounts otherwise due Subscriber under this Agreement or any other agreement between Subscriber and Companies or their affiliates against any other amounts owed Companies by Subscriber under this Agreement or any other agreement between Subscriber and Companies or their affiliates. Any payment received by Companies later than thirty (30) days after the invoice date shall be subject to an interest charge on delinquent amounts at the rate of one and one-half percent (1.50%) of the late payment per month or the maximum rate allowable by law, whichever is lower. In the event Subscriber disputes any portion of an invoice or commission statement, Subscriber agrees to send its written dispute, with supporting information, along with its full payment of the invoice, to Companies prior to the invoice due date. Companies will promptly notify Subscriber if additional information is required to evaluate the dispute and will post any correcting entries at the conclusion of its review of the dispute. Subscriber waives any dispute not properly made within ninety (90) days of the invoice or commission statement date. If full payment is not made when due, and remains unpaid for five (5) business days after notice of such fact to Subscriber, Companies may. and Subscriber specifically agrees that Companies may, at any time. and without further notice to Subscriber and without any notice to Subscriber's end-users, discontinue providing services to Subscriber and that such discontinuance may result in termination of service to such end-user.

                                   ARTICLE 4
                                   ---------
                              TERM AND TERMINATION
                              --------------------

         4.1. This Agreement shall commence on the Effective Date and remain in full force and effect through November 30, 1999 unless terminated as provided herein ("Initial Term"). Nothing contained herein, however. shall modify or be deemed to modify Companies' right to terminate this Agreement under the Tariffs.

         4.2. If Subscriber is deemed to have committed a Term Commitment Breach, then Subscriber agrees to pay the Commitment Shortfall Damages (as hereinafter defined) to the Companies as liquidated damages, within five (5) business days of the expiration of the Extension Term. The term "Commitment Shortfall Damages" shall mean the amount determined by multiplying (x) the difference between the Term Commitment and the actual number of calls (including interstate calls) provided by Subscriber to the Companies during the Initial Term and the Extension Term, and (y)

         4.3. Unless either party shall notify the other party in writing at least thirty (30) days prior to the expiration of the Initial Term, or the Extension Term if applicable, of its intent not to renew this Agreement, this Agreement shall renew automatically on a month-to-month basis upon the same terms and conditions set forth herein. After the Initial Term, or the Extension Term as the case may be, either party may elect to terminate this Agreement upon thirty (30) days prior written notice.

         4.4. If either party defaults in the performance of any of its duties or obligations under this Agreement (excluding a default in payments to be made which will be governed by other provisions), which default is not substantially cured within thirty (30) days after written notice is given to the defaulting party specifying the default or with respect to those defaults that cannot be cured, then the non-defaulting party may, by giving written notice thereof to the defaulting party, terminate this Agreement as of the date of the termination notice or as of a future date specified in such notice of termination.

         4.5. Either party may terminate this Agreement immediately if the other party becomes or is declared insolvent or bankrupt, is the subject of any proceedings related to its liquidation, insolvency or for the appointment of a receiver or similar officer, makes an assignment for the benefit of all or substantially all of its creditors.

         4.6. Upon termination of this Agreement by Companies with cause, Subscriber shall be fully subject to all terms and conditions, including standard tariffed rates, set forth in the Tariffs for Companies' Services received by Subscriber after such date. In addition, Subscriber represents. warrants, and covenants that it understands that Companies may, and Subscriber specifically agrees that Companies may, at any time, and without notice to Subscriber's end-users, discontinue providing Companies' Services to Subscriber and that such discontinuance may result in termination of Service to such end-user.

         4.7. In the event that there is a Subscriber Change of Control (as hereinafter defined), then Subscriber may, within a period of one hundred twenty
(120) days after the Subscriber Change of Control, upon ninety (90) days prior written notice, terminate this Agreement. A "Subscriber Change of Control" shall be deemed to occur, if at all, on the earlier of the date on which: i) any person or entity, who as of the date hereof owns less than ten percent (10%) of the outstanding common stock of Subscriber, acquires more than twenty-five percent (25%) of the outstanding common stock of Subscriber; or ii) the majority of the board of directors of Subscriber as of the date hereof cease to remain as members of the board of directors of Subscriber.


                                   ARTICLE 5
                                   ---------
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         5.1. FORCE MAJEURE. Each party shall be excused from performance under this Agreement for any period, and the time of any performance shall be extended, to the extent reasonably necessary under the circumstances if such party is prevented from performing, in whole or in part. its obligations under this Agreement as a result of acts or omissions by a third party or any act of God. any outbreak or escalation of hostilities, war, civil disturbance, court or regulatory order, cable cut, labor dispute. LEC or the nonperformance of any third party service or billing provider or any other cause beyond such party's reasonable control. Such nonperformance on the part of either party shall not be considered a default under this Agreement or a ground for termination of this Agreement, provided that the party whose performance has been excused performs such obligation as soon as is reasonably practicable after the termination or cessation of such event or circumstance.

         5.2. ASSIGNMENT. Neither party may assign this Agreement or any of its rights hereunder without the prior written consent of the other party, which will not be unreasonably withheld. Notwithstanding the foregoing, either party shall be entitled to assign the benefits hereunder. with notice, as collateral for the benefit of its creditors.


         5.3. LIMITATION OF LIABILITY. Other than as set forth in the Tariffs and any obligation Companies have to pay Subscriber commissions hereunder, IN NO EVENT SHALL COMPANIES OR THEIR AFFILIATES BE LIABLE TO SUBSCRIBER OR ANY OTHER PERSON, FIRM OR ENTITY IN ANY OTHER RESPECT, FOR DAMAGES, EITHER DIRECT, INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, ACTUAL, PUNITIVE, OR OTHERWISE, OR FOR ANY LOST PROFITS OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF ANY MISTAKE, ACCIDENT, ERROR, OMISSION, INTERRUPTION, OR DEFECT IN TRANSMISSION, OR DELAY ARISING OUT OF OR RELATING TO THE SERVICES OR THE OBLIGATIONS OF COMPANIES PURSUANT TO THIS AGREEMENT AND ANY EXHIBITS, ATTACHMENTS OR SCHEDULES HERETO INCLUDING, WITHOUT LIMITATION, ANY FAILURE TO PROVIDE TIMELY OR ACCURATE BILLING SERVICES, OR ANY FAILURE TO TIMELY OR ACCURATELY PROVISION OR INSTALL ANY PORTION OF THE SERVICES, OR CONDITIONS WHICH MAY RESULT FROM ACTIONS BY REGULATORY OR JUDICIAL AUTHORITIES OR OTHER CARRIERS OR THIRD PARTIES THAT COMPANIES, OR THEIR AFFILIATES RELY ON TO PROVIDE SERVICE TO SUBSCRIBER. COMPANIES AND THEIR AFFILIATES MAKE NO WARRANTY WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO THE DESCRIPTION, QUALITY, MERCHANTABILITY, COMPLETENESS OR FITNESS FOR ANY PURPOSE OF USLD SERVICES, BILLING SERVICES OR LOCAL ACCESS OR AS TO ANY OTHER MATTER. ALL OF WHICH WARRANTIES BY USLD ARE HEREBY EXCLUDED AND DISCLAIMED. For the purpose of this Section, the term "Companies" shall be to include Qwest Communications Corporation, LCI International Telcom Corp, ("LCI"), USLD

Communications, Inc., their affiliates, successors and assigns, and any person or entity assisting QWEST, LCI or USLD in their performance of obligations under this Agreement.

         5.4. INDEMNIFICATION. Subscriber shall protect, defend, hold harmless, and indemnify Companies, their affiliates, officers, directors, employees and agents from and against any loss (including negligence), claim, action, liability, cost, judgment or expense (including attorney fees) brought by any of Subscriber's end-users or relating to the installation, operation, failure to operate or maintain, removal, presence, condition, location or use of any phone covered by this Agreement. This indemnification specifically covers, without limitation complaints by end-users.

         5.5. TRADEMARK. Each party acknowledges that it will acquire no rights in any trademark, service mark, trade name, or other intellectual property used or owned by the other party by reason of this Agreement and will take no action which is inconsistent with this acknowledgment. Neither party will use any trademark, service mark, trade name, or other intellectual property used or owned by the other party without the prior written consent of such other party, provided that Companies may disclose to third parties that Subscriber is a customer of Companies without first obtaining Subscriber's consent.

         5.6. NOTICES. All notices or other communications under this Agreement shall be in writing and deemed to have been received on the earlier of the date personally delivered. the next business day after transmitted by facsimile, or the third business day after transmitted by certified U.S. mail postage prepaid. Notices to Subscriber shall be made at the address, facsimile and telephone numbers listed above or at such other address as may be noticed. Notices shall be given to the Companies at the following addresses or at such other addresses as may be noticed:


To Companies:                             with a copy to:

     John M. Welsh                        Lee M. Weiner
     Vice President. Operator Services    Vice President/Acting General Counsel
     Qwest Communications Corporation     Qwest Communications Corporation
     9311 San Pedro, Suite 800            4250 North Fairfax Drive
     San Antonio, Texas 78216             Arlington, Virginia 22203
     Phone: (210) 323-6256                Phone: (703) 363-4446
     Facsimile: (210) 979-0956            Facsimile: (703) 363-3750


To Subscriber:

    PhoneTel Technologies, Inc.
    7th Floor
    1001 Lakeside Avenue
    Cleveland, Ohio 44114
    Phone:   (216) 875-4335
    Facsimile: (216) 875-4339

         5.7. CONFIDENTIALITY AND PUBLICITY. The parties shall keep the financial terms of this Agreement confidential for the Term of this Agreement and during the three (3) year period thereafter. Should either party be required by legal process to disclose such information, that party shall immediately notify the other to allow the other adequate time to contest such disclosure. Notwithstanding the foregoing, Companies shall be allowed to disclose the nature and contents of this Agreement to the extent required by law to any regulatory commission. Companies shall also have the right to disclose the fact that Subscriber is a customer of Companies. All other press and media releases, public announcements and public disclosures by either of the parties relating to this Agreement or its subject matter, including, without limitation, promotional or marketing material (but not

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including any announcement intended solely for internal distribution by a party to its directors, officers and employees, and which includes a notice that such information is confidential, or any disclosures required by legal, accounting, regulatory or stock exchange requirements beyond the reasonable control of such party) shall be coordinated with and approved in writing by both parties prior to the release thereof.

         5.8. ENTIRE AGREEMENT. This Agreement (including the attachments hereto) together with the Tariffs constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement, and there are no representations, understandings or agreements relating to this Agreement that are not fully expressed herein.

         5.9. EXHIBITS. All attachments annexed to this Agreement and the Tariffs are expressly made a part of this Agreement as if completely set forth herein. All references to this Agreement shall be deemed to refer to and include this Agreement and all such Exhibits as well as the Tariffs.

         5.10. AMENDMENTS; NO ORAL MODIFICATIONS. Exclusive of any Tariff modifications initiated by Companies, once this Agreement has been fully executed, any amendment hereto must be made in writing and signed by authorized representatives of all parties. The parties expressly waive any challenge they may have to this no oral modification provision.

         5.11. INDEPENDENCE OF PARTIES. Neither party shall have the authority to bind the other by contract or otherwise make any representations or guarantees on behalf of the other. Both parties acknowledge and agree that the relationship arising from this Agreement does not constitute a joint venture, partnership, employee relationship or franchise. Each parties' employees will not be or be deemed to be the employees of the other party or joint employees. Each party assumes full responsibility for the acts of its employees and for their supervision, daily direction and control. Neither party will be responsible for worker's compensation, disability benefits, unemployment insurance, withholding taxes, social security and any other taxes or benefits for the employees of the other party. The parties further acknowledge that they are each service providers in a highly competitive industry. Each party may do business with customers and end-users of the other provided. however, that they do not use the other party's confidential information to obtain such customers.

         5.12. GOVERNING LAW. This Agreement, including all matters relating to the validity, construction, performance and enforcement thereof, shall be governed by the laws of New York without giving reference to its principles of conflicts of law, except to the extent the Communications Act of 1934, as amended, and as interpreted, applies. Companies may cancel this Agreement. without liability or further obligation to Subscriber, if Companies or any of their affiliates are prohibited from furnishing any service covered by this Agreement or if any material rate or term contained relating to the Services is substantially changed by order of a court of competent jurisdiction, the Federal Communications Commission, or any other federal, state or local government authority.

         5.13. ARBITRATION OF DISPUTES.

               A. Any dispute arising out of this Agreement, which cannot be resolved between the parties, shall be settled by binding arbitration at the office of the American Arbitration Association ("AAA") in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA Rules"), as amended by this Agreement. Neither party may seek injunctive relief of any kind prior to the confirmation of an arbitration award. The arbitrator may award reasonable attorneys' fees, expenses and arbitration costs to the prevailing party.

               B. One Arbitrator shall be appointed in accordance with the AAA Rules within sixty (60) days of the submission of the demand for arbitration, unless both parties otherwise agree in writing. The Arbitrator shall designate a time and place in the Washington, D.C. area for the hearing within thirty (30) days of his or her appointment. Discovery shall be limited by the Arbitrator to the extent possible in order to administer a timely and cost-effective result. There shall be no mandatory disclosure requirements and discovery of documents shall be limited to that which is relevant and admissible under the Federal Rules of Evidence. The Arbitrator is authorized to grant, upon a showing of good cause, any party's request for a protective order or to limit discovery. Any disputes relating to discovery or other pre-hearing matters shall be presented to the Arbitrator for final and binding resolution. The parties shall exchange lists of witnesses and copies of all exhibits that the party intends to introduce at the hearing at least thirty (30) days prior to the arbitration hearing. The Arbitrator shall not be able to award, nor shall any party be entitled to receive, punitive, incidental, consequential, exemplary, reliance or special damages , including damages for lost profits. The Arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final, binding, and enforceable in a court of competent jurisdiction. The decision of the Arbitrator is appealable only for mistakes of law. Nothing in this section shall relieve either party of its payment or service obligations under this Agreement during the pendency of any arbitration. The arbitration award may be confirmed by any court of competent jurisdiction.

         5.13. WAIVER. Neither the waiver by either of the parties hereto of a breach or a default under any provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any of such provisions, rights, or privileges hereunder.

         5.14. SURVIVAL. Neither the expiration or termination of this Agreement shall limit or affect the obligation of Subscriber to pay the Companies for the Services provided hereunder, prior to such expiration or termination, by the Companies.

         5.15. HEADINGS. The headings of sections and subsections used in this Agreement are for convenience only and are not part of its operative language. They shall not be used to affect the construction of any provisions hereof.

         5.16. NO THIRD PARTY BENEFICIARIES. The representations, warranties, covenants and agreements of the parties set forth in this Agreement are not intended for, nor shall they be for the benefit of or enforceable by, any person not a party hereto.

         5.17. SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         5.18. SUBSCRIBER AUTHORIZATION. Subscriber represents that the person executing this Agreement has been duly authorized by Subscriber to execute and bind Subscriber to the terms and conditions contained herein. Subscriber, with full knowledge of all terms and conditions herein, does hereby warrant and represent that the execution, delivery, and performance of this Agreement are within Subscriber's powers, have been duly authorized. and are not in conflict with law or the terms of any charter or bylaw or any agreement to which Subscriber is a party or by which it is bound or affected. The individual signing this Agreement agrees that (s)he shall have personal liability if this Agreement is not duly entered into by a legal entity.

         5.19. EXECUTION; COUNTERPARTS; FACSIMILE DELIVERY. This Agreement may be executed by each of the parties in counterparts, including copies transmitted by facsimile, and, if it is, each counterpart shall be deemed to be an original instrument but the counterparts together shall constitute only one Agreement. This Agreement will be deemed fully executed by both parties if the counterparts, taken together, bear the signatures of duly authorized representatives of each of the parties.

         5.20. NO COMMISSIONS DUE TO THIRD PARTIES. Each party represents to the other party that no commission has been paid or will be due to a third party as a result of entering into this Agreement.



         IN WITNESS WHEREOF, an authorized representative of each party has executed this Agreement as of the Effective Date.

SUBSCRIBER                              QUEST COMMUNICATIONS CORPORATION
PHONETEL TECHNOLOGIES, INC.             AND USLD COMMUNICATIONS INC.

By:      /s/ Tammy L. Martin            By:    /s/ John Welsh
      -------------------------------        ----------------------------------
Name:  Tammy L. Martin                  Name:  John Welsh
      -----------------------------          ----------------------------------
Title: Chief Administrative Officer     Title: Vice President Operator Services
      -----------------------------          ----------------------------------
Date:     11-12-98                      Date     11-16-98
      -----------------------------          ----------------------------------

                                LETTER OF AGENCY
                                ----------------



Date: __________________________________

________________________________________

________________________________________

________________________________________

Gentlemen:

Please be advised that we have employed Qwest Communications Corporation (QWEST) and USLD Communications, Inc. ("USLD") as our agents in matters pertaining to communication services.

We have authorized QWEST and USLD to issue necessary orders and coordinate all matters relating to the telephone services required by our firm.

This does not preclude the undersigned from acting on our own behalf in matters pertaining to our telephone services.

Please acknowledge this notice and direct any subsequent questions to:

     Qwest Communications Corporation
     USLD Communications, Inc.
     9311 San Pedro, Suite 100
     San Antonio, Texas 78216
     (210) 525-9009

Thank you for your past service. We appreciate your continued cooperation with QWEST and USLD.

                                      Sincerely,

                                          /s/ Tammy L. Martin
                                      -----------------------------------
                                      Name: Tammy L. Martin
                                           ------------------------------
                                      Title: Chief Administrative Officer
                                            -----------------------------

                                 Attachment "A"

                              DIRECT DIAL SERVICES
                             COMPENSATION AND RATES
                             ----------------------

         A.1.1. Subscriber wishes to switch its direct dial long distance service to QWEST at the rates on Schedule "1" hereto. QWEST is hereby designated to act as the Subscriber's agent for the purpose of: (1) notifying Subscriber's local telephone company of the selection of QWEST as its designated direct dial long distance provider; and (2) ordering, in connection with QWEST's provision of service, changes in and/or maintenance on specific telecommunications service(s) including, without limitation, adding to or rearranging such telecommunications service(s).

         A.1.2. Unless otherwise expressly agreed to in writing, QWEST shall have no obligation or responsibility to arrange for termination or removal of telecommunications services provided by other carriers. Subscriber shall remain responsible for terminating and removing any such unwarranted services and circuits provided by other carriers.

         A.1.3. For credit purposes, Subscriber represents and warrants that the majority owner of Subscriber is ___________________________________.
Subscriber's previous long distance carrier was _____________________. Subscriber's grants QWEST permission to contact the following trade and banking references:

Trade Ref. 1: ___________ Contact:      ______________ Telephone No.: __________

Trade Ref. 2: ___________ Contact:      ______________ Telephone No.: __________

Banking Ref.: ___________ Bank Officer: ______________ Telephone No.: __________

Bank Address: ___________ Account No.:  ______________ Telephone No.: __________



         A.1.4. Companies shall be responsible for and shall pay the PIC change fee for direct dial services, PROVIDED HOWEVER that in the event that Subscriber gives notice to terminate this Agreement, pursuant to Section 4.7 of this Agreement, within six (6) months of the Effective Date of this Agreement, then Subscriber agrees to reimburse the Companies, within thirty (30) days of receipt of notice, for all such PIC change fees incurred by the Companies.

         A. 1.5 The rates described herein are all inclusive.

         A. 1.6 Subscriber agrees that it will be charged the rates in Schedule "1" to this Attachment A and the Companies waive the monthly recurring service charge ("PICC"), which is currently $2.75 per line.

                         SCHEDULE "1" TO ATTACHMENT "A"

RATES --DIRECT DIAL SERVICE RATES

   State           IntraLata Rates       Intrastate Rates       Interstate Rates
   -----           ---------------       -----------------      ----------------

Alabama
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
Florida
Georgia
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
Mew Mexico
New York
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

                                 Attachment "B"

                             COCOT ACCESS SERVICES
                             ---------------------
         B.1.1. CHARGES. Subscriber agrees to pay QWEST for CAS on the identified lines at the ILEC tariffed rate minus any applicable percentage discount listed below:

                              RBOC                      GTE

          State                     Subscriber Discount
          ---------------------------------------------

          California
          Florida
          Georgia
          Kentucky
          North Carolina
          Oklahoma
          Oregon
          Tennessee
          Texas
          Washington

         B.1.2. LEVEL OF LOCAL SERVICE. QWEST resells the ILEC's services. Subscriber acknowledges that QWEST cannot control the ILEC. Therefore, QWEST shall have substantially performed under this Agreement if the aggregate of all services is comparable to that provided by other competitive local exchange carriers ("CLEC").

         B.1.3. LOCAL SERVICE BILLS ARE CURRENT. Subscriber will not request any COCOT access lines within any area where its local telephone service bills are not current, and Subscriber covenants and agrees that, with respect to each request for a COCOT access line that it may make, Subscriber will remain current with respect to the respective local telephone service bills, through each such PIC change to Qwest, Subscriber further covenants and agrees that it will keep its CAS telephone bill current with QWEST. Subscriber agrees that its will not be able to PIC change its service away from QWEST unless all invoices are paid in full at the time of such requested change.

         B.1.4. DEFICIENCY CHARGE. Subscriber recognizes that QWEST will incur certain expenses in connection with the provision of these CAS services. Therefore, Subscriber agrees that if Subscriber (1) fails to maintain the Minimum Commitment at all times; (2) ceases to use QWEST's operator services; or
(3) cancels any portion of the CAS services under this Agreement prior to the expiration of all service commitments, Subscriber shall pay to QWEST within thirty (30) days of notice ONE AND 11/100 DOLLARS ($1.11) per pay phone subscribed to QWEST services per remaining month of the Initial Term ("Deficiency Charge"). As an example, if Subscriber subscribes ten pay phones to QWEST services and cancels the Agreement twelve months prior to its expiration, it will owe QWEST:

           10 (pay phones) x 12 (remaining months) x $1.11 = $133.20

         The parties hereby specifically agree that the provisions contained in this Section describing a deficiency charge represent a mutual good faith estimate of, and bears a reasonable relationship to, the actual damages to QWEST in the event of such deficiency and do not represent a penalty of any kind, and that such deficiency charge is an obligation of Subscriber subject to specific performance.

                                 Attachment "C"


                               OPERATOR SERVICES
                               -----------------

         C.1.1. Subscriber agrees and warrants that USLD shall be its operator service provider during the Term of this Agreement. USLD will provide live and automated operator assistance for Subscriber owned and operated pay phones. Each long distance call originating from Subscriber and placed through USLD may be charged to select credit cards, Telco cards, or the destination number, if collect. Long distance calls placed through USLD may, at USLD's discretion, be charged to third-party numbers.

         C.1.2. Subscriber shall configure its system so that 911 emergency calls (e.g., police, fire, ambulance and poison control), where available, and similar emergency calls, will be automatically routed to the appropriate party or clearing house without the intervention of USLD. Emergency calls that reach a USLD operator shall be handled in accordance with USLD's standard operating procedures. USLD will use its best efforts to make emergency telephone numbers required by state Public Utilities Commission tariffs available to end-users.

         C.1.3. Subscriber represents, warrants and covenants that it is authorized to select the operator services carrier for the telephones served by Subscriber pursuant to this Agreement. Subscriber agrees that if any other parry makes any claims against USLD for commissions from such telephones, Subscriber will be responsible for any such claim.

         C.1.4. Subscriber shall be responsible for the set-up, maintenance, repair, programming and support for all equipment located at the Subscriber's site ("Subscriber's CPE"). Subscriber is responsible for routing calls to USLD. USLD will not provide or service any equipment for such purposes. In the event USLD incurs costs in connection with responding to a trouble report when the cause of the trouble is determined to be related to Subscriber's CPE, Subscriber shall promptly reimburse USLD for all of its costs.

                                 COMMISSIONS
                                 -----------

         C.2.1. Unless otherwise prohibited by law, USLD will pay commissions on Commissionable Revenues generated by the pay phones as specified in Schedule "1" to this Attachment ("Commissions"). USLD's obligation to pay commissions will commence on the date that Subscriber has access to USLD from the pay phones. In no event shall USLD's obligation to pay commissions commence earlier than the Effective Date of this Agreement. "Commissionable Revenue" shall mean the net billable operator services revenue (exclusive of taxes, fees, separately itemized Premise Imposed Fees ("PIFs"), and other assessments) generated by Subscriber from the pay phones billed by USLD at USLD's standard tariffed rates. USLD, in its sole discretion, may elect not to collect PIFs on behalf of Subscriber. USLD may set off against commissions due Subscriber any obligations Subscriber may have to USLD under this or any other arrangement between Subscriber and USLD or its affiliates. Commissions shall be paid weekly beginning no later than twenty-one (21) days following the date of the first billable call.

                              COMPLIANCE WITH LAWS
                              --------------------

         C.3.1. Subscriber shall cause all subscribed phones to comply with the following:

                  (a) Except where legally permitted, pay phones shall not block 950-XXXX, 10XXXX or 1-800-XXX-XXXX calls.

                  (b) Subscriber shall be liable for all charges attributable to the failure of Subscriber to secure screening which prevents 1+ 10XXXX domestic and international dialing and which indicates to operators that the telephone is restricted to prohibit billing to the original ANI.

         C.3.2. Pursuant to Section 276 of the Telecommunications Act of 1996, the Federal Communications Commission has prescribed regulations that establish a compensation plan to ensure that all pay phone service providers are compensated for completed calls from a pay phone. USLD reserves the right to adjust its rates or to impose additional charges or surcharges in order to recover amounts USLD is required to pay to pay phone service providers pursuant to Section 276 and the regulations implementing 276, and any costs incurred by USLD in connection with any such compensation requirement.

         C.3.3. USLD shall have the right at any time and from time to time, with as much notice to Subscriber as is practicable under the circumstances, to temporarily suspend or terminate all or some or all of the operator services provided at or to any location because of (i) defects or malfunctions of or in Subscriber's equipment at the location over which USLD has no control; (ii) an unacceptable level of fraudulent or uncollectible telephone calls; (iii) violations of local, state or federal laws and regulations; (iv) violations of published rules, regulations, and the Tariffs; (v) an unacceptable quality of transmission by reason of factors over which USLD has no control; (vi) abuse of the operator services provided hereunder; or (vii) compliance with any order of a regulatory agency having jurisdiction.

                         SCHEDULE "1" TO ATTACHMENT "C"

                         COMMISSIONS ON OPERATOR CALLS
                         -----------------------------

                                INTRASTATE CALLS
                                ----------------

                           Commission                       Commission      PIF
State                      InterLATA                PIF      IntraLATA      ---
-----                      ---------                ---      ---------

ALABAMA
ALASKA
ARIZONA
ARKANSAS
CALIFORNIA
COLORADO
DELAWARE
DISTRICT OF COLUMBIA
FLORIDA
GEORGIA
IDAHO
ILLINOIS
INDIANA
IOWA
KANSAS
KENTUCKY
LOUISIANA
MAINE
MARYLAND
MASS
MICHIGAN
MINNESOTA
MISSISSIPPI
MISSOURI
MONTANA
NEBRASKA
NEVADA
NEW HAMPSHIRE
NEW JERSEY
NEW MEXICO
NEW YORK
N. CAROLINA
N. DAKOTA
OHIO
OKLAHOMA
OREGON
PENNSYLVANIA
SOUTH CAROLINA
SOUTH DAKOTA
TENNESSEE
TEXAS
UTAH
VERMONT
VIRGINIA

                         COMMISSIONS ON OPERATOR CALLS
                         -----------------------------

                                INTRASTATE CALLS
                                ----------------

                  Commission                Commission        PIF
State             InterLATA         PIF     IntraLATA         ---
-----             ---------         ---     ---------


WASHINGTON
WEST VIRGINIA
WISCONSIN
WYOMING







                                INTERSTATE CALLS


                                        Commission
                                         InterLATA         PIF

         Per Phonetel Rate Table

                                 Attachment "D"


                        INTERNATIONAL OPERATOR SERVICES
                        -------------------------------

         Subscriber desires to utilize USLD's international services. USLD is willing to provide such services on certain conditions.

         D.1.1. INTERNATIONAL OPERATOR SERVICES. Subscriber hereby requests that USLD provide international operator long distance services ("International Services") for the identified lines. USLD agrees to provide International Services for such lines but only upon the terms and conditions set forth in this Attachment "D," which shall supersede any provisions to the contrary contained in the Agreement and the other attachments or exhibits thereto. Subscriber may, from time to time, in writing or by electronic media in a format acceptable to USLD, add and delete phones which are to be provided with International Services.

         D.1.2. FRAUDULENT INTERNATIONAL SERVICES CALLS. USLD will utilize its existing standard verification procedures to verify the validity of calling cards (collectively "Cards") utilized by an International Services user and will otherwise utilize standard verification procedures for International Services, but Subscriber and USLD acknowledge and agree that (i) as to Cards, such verification procedures are only effective if a Card has been reported lost or stolen or if a Card has otherwise been revoked or terminated and (ii) a person can utilize unreported lost or stolen Cards or illicitly obtained data for a Card which has not been lost or stolen and to otherwise use improper procedures to fraudulently obtain International Services for which the call charges are uncollectible. The parties further acknowledge that uncollectible telephone charges for fraudulently obtained International Services can be very substantial and material in both amount and volume.

         D.1.3. SUBSCRIBER TO BEAR RISK OF FRAUDULENT INTERNATIONAL SERVICES CALLS. In consideration of USLD providing International Services for Subscriber's phones. Subscriber agrees to be totally responsible and to assume all economic risks for costs incurred by USLD for fraudulently obtained International Services placed from Subscriber's phones. Subscriber shall reimburse USLD for USLD's costs for such fraudulent International Services calls at the rate of _________ per minute of use for such calls (the minutes of use for such calls to be determined from USLD's recorded minutes of use for such calls). In addition, if USLD has paid to Subscriber commissions and additional surcharges on such fraudulent International Services, Subscriber shall refund such commissions and additional surcharges to USLD, it being expressly agreed that no commission and additional surcharges shall be payable to Subscriber for or on such fraudulent International Services. USLD will reduce any commissions on International Services to Subscriber by ________ of the gross billable revenue for LEC rejects, bad debt and uncollectible amounts. The parties agree that this reduction shall not limit Subscriber's liability under this Attachment "D" for fraudulent International Services calls. USLD may deduct all sums owing by Subscriber to USLD pursuant to the foregoing provisions of this International Addendum from commissions payable by USLD to Subscriber pursuant to the Agreement.

         D.1.4. COMMISSIONS. USLD agrees to pay Subscriber commissions on Commissionable Revenues at the rate of __________ plus any PIF. In no event shall the PIF exceed

                                       1